UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2009

ABM Industries Incorporated
 (Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Fifth Avenue, Suite 300, New York, New York	10176
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 297-0200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On December 16, 2009, ABM Industries Incorporated (the “Company”) issued a press release announcing financial results related to fiscal year 2009 and the fourth quarter of fiscal year 2009. A copy of the press release is attached as Exhibit 99.1, which is incorporated into this item by reference.

Item 8.01. Other Events.

On December 16, 2009, the Company announced that the Board of Directors of the Company declared a quarterly dividend of $0.135 per share, payable on February 1, 2010 to stockholders of record on January 7, 2010. A copy of the press release announcing the declaration of the dividend is attached as Exhibit 99.1, which is incorporated into this item by reference.

As disclosed in the press release attached as Exhibit 99.1, the Company will hold a live web cast on December 17, 2009 relating to the Company’s financial results for fiscal year 2009 and the fourth quarter of fiscal year 2009. A copy of the slides to be presented at the Company’s web cast and discussed in the conference call relating to such financial results is being furnished as Exhibit 99.2 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release issued by ABM Industries Incorporated, dated December 16, 2009, announcing financial results related to fiscal year 2009 and the fourth quarter of fiscal year 2009 and the declaration of a dividend payable February 1, 2010 to stockholders of record on January 7, 2010.

99.2	Slides of ABM Industries Incorporated, dated December 17, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: December 16, 2009

 By:     /s/ Sarah H. McConnell

Sarah H. McConnell
Senior Vice President and
General Counsel

EXHIBIT INDEX

99.1	Press Release issued by ABM Industries Incorporated, dated December 16, 2009, announcing financial results related to fiscal year 2009 and the fourth quarter of fiscal year 2009 and the declaration of a dividend.

99.2	Slides of ABM Industries Incorporated, dated December 17, 2009.